UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2022

DYNATRACE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39010		47-2386428
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1601 Trapelo Road, Suite 116	Waltham	MA	02451
(Address of principal executive offices)			(Zip Code)
(617) 530-1000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)    Decision to Dismiss Independent Registered Public Accounting Firm

The Audit Committee (the “Audit Committee”) of the Board of Directors of Dynatrace, Inc. (the “Company”) conducted a competitive process to determine the Company’s independent registered public accounting firm beginning with the Company’s fiscal year ending March 31, 2023. The Audit Committee invited several independent registered public accounting firms to participate in this process. Following review of proposals from the independent registered public accounting firms that participated in the process, on May 31, 2022, the Audit Committee dismissed BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm effective as of that date.

BDO’s reports on the Company’s financial statements for the fiscal years ended March 31, 2022 and 2021 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended March 31, 2022 and 2021 and the subsequent interim period through May 31, 2022, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such periods.

During the fiscal years ended March 31, 2022 and 2021 and the subsequent interim period through May 31, 2022, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that, as previously disclosed, the Company reported that there was a material weakness in the Company’s internal control over financial reporting for the periods ended March 31, 2020, June 30, 2020, September 30, 2020 and December 31, 2020. In preparing the global tax provision for those prior periods, the Company determined it did not maintain effective internal controls over accounting for income taxes in connection with the preparation and review of the Company’s global tax provision, and particularly in the area of realizability of tax attributes such as foreign tax credits and other domestic deferred tax assets. During the fiscal year ended March 31, 2021, management implemented a remediation plan that included: (1) hiring tax specialists to assist in the preparation of the Company’s tax provision as needed, (2) enhancing the Company’s documentation and management review of tax balances, and (3) implementing changes and improvements in the Company’s internal control over financial reporting environment. This material weakness did not result in a misstatement of the Company’s financial statements and was remediated as of March 31, 2021. This reportable event was discussed among the Company’s management, the Committee, the board of directors of the Company and BDO. BDO has been authorized by the Company to respond fully to the inquiries of Ernst & Young LLP (“EY”), the successor accountant, concerning this reportable event.

The Company requested that BDO furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not BDO agrees with the statements set forth above. BDO has furnished the Company with a letter addressed to the SEC stating that it agrees with the above statements, a copy of which is filed as Exhibit 16.1 herewith.

(b)    Decision Regarding New Independent Registered Public Accounting Firm

On May 31, 2022, the Audit Committee approved the appointment of EY as the Company’s new independent registered public accounting firm, subject to completion of EY’s standard client acceptance procedures and execution of an engagement letter.

During the fiscal years ended March 31, 2022 and 2021 and the subsequent interim period through May 31, 2022, neither the Company nor anyone acting on its behalf has consulted with EY with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a “disagreement” or “reportable event” as those terms are defined in Item 304(a)(1) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

16.1	Letter of BDO USA, LLP dated June 3, 2022
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2022	Dynatrace, Inc.

	By:	/s/ Kevin C. Burns
Kevin C. Burns
Chief Financial Officer & Treasurer
(Principal Financial Officer)